Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2013 Third quarter Results

RED BANK, NJ, September 9, 2013 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2013.

RESULTS FOR the THREE and NINE MONTH PERIODs ENDED JULY 31, 2013:

●

Total revenues were $478.4 million for the third quarter of fiscal 2013 up 23.6% compared with $387.0 million in the third quarter of the prior year. For the nine months ended July 31, 2013, total revenues increased 26.2% to $1.26 billion compared with $998.3 million in last year’s first nine months.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 210 basis points to 20.3% during the third quarter of 2013 compared with 18.2% in the same period of the prior year, and was up 140 basis points compared to the 18.9% reported for the second quarter of 2013.

●

For the nine months ended July 31, 2013, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 18.9% compared with 17.5% during the same period a year ago.

●

Pre-tax income during the fiscal 2013 third quarter was $11.0 million, excluding land-related charges and gain on extinguishment of debt, compared with a pre-tax loss of $7.4 million in last year’s third quarter.

●

In the first nine months of fiscal 2013, the pre-tax loss, excluding land-related charges, expenses associated with the debt exchange offer and gain on extinguishment of debt, was $8.2 million compared with a pre-tax loss of $63.1 million in the prior year’s first nine months.

●

Net income was $8.5 million, or $0.06 per common share, during the third quarter of 2013, compared with $34.7 million, which included a $36.5 million income tax benefit and $6.2 million gain on extinguishment of debt, or $0.25 per common share, in the third quarter of fiscal 2012.

●

For the nine months ended July 31, 2013, the net loss was $1.5 million, or $0.01 per common share, compared with net income of $18.2 million, which included a $35.3 million income tax benefit and $58.0 million gain on extinguishment of debt, or $0.15 per common share, in the first nine months of fiscal 2012.

●

Deliveries, including unconsolidated joint ventures, were 1,502 homes for the fiscal 2013 third quarter, up 8.3% compared with 1,387 homes during the third quarter of 2012. For the nine months ended July 31, 2013, deliveries, including unconsolidated joint ventures, were 4,114 homes compared with 3,606 homes in the first nine months of 2012, an increase of 14.1%.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the three months ended July 31, 2013 increased 7.9% to $546.9 million compared with $507.0 million in the third quarter of the prior year. The number of net contracts increased 1.8% to 1,568 homes in the third quarter of 2013 from 1,541 homes in the 2012 third quarter.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the first nine months of fiscal 2013 increased 21.6% to $1.71 billion compared with $1.40 billion in first nine months of the prior year. The number of net contracts increased 10.6% to 4,862 homes for the nine months ended July 31, 2013 from 4,395 homes in the first nine months last year.

●	Contract backlog, as of July 31, 2013, including unconsolidated joint ventures, was $1.03 billion for 2,893 homes, which was an increase of 26.8% and 18.0%, respectively, compared to July 31, 2012.

●

Total SG&A was $56.4 million, or 11.8% of total revenues, during the fiscal 2013 third quarter compared to $48.1 million, or 12.4% of total revenues, in last year’s third quarter. In the first nine months of fiscal 2013, total SG&A was $157.2 million, or 12.5% of total revenues, compared with $141.6 million or 14.2% of total revenues in first nine months of the prior year.

●

Total interest expense as a percentage of total revenues declined 250 basis points to 7.5% in the third quarter of 2013 compared with 10.0% in the 2012 third quarter. For the nine months ended July 31, 2013, total interest expense as a percentage of total revenues declined 310 basis points to 8.2% compared with 11.3% in the first nine months of the prior year.

●

Adjusted EBITDA increased to $48.6 million for the third quarter of fiscal 2013 compared to $33.9 million in the third quarter of the prior year. For the nine months ended July 31, 2013, Adjusted EBITDA was $102.2 million compared with $57.2 million in last year’s first nine months.

●	The contract cancellation rate, including unconsolidated joint ventures, during the third quarter of 2013 was 18%, compared with 21% in the same period of the prior year.

●

The valuation allowance was $941.1 million as of July 31, 2013. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF JULY 31, 2013:

●

During the third quarter of 2013, $147.7 million was spent on land and land development compared with an average quarterly land and land development spend of $115.0 million for each of the first two quarters of fiscal 2013. Homebuilding cash was $226.7 million as of July 31, 2013, including $5.2 million of restricted cash required to collateralize letters of credit.

●

As of July 31, 2013, the land position, including unconsolidated joint ventures, was 32,523 lots, consisting of 14,224 lots under option and 18,299 owned lots, compared with a total of 29,089 lots as of July 31, 2012.

COMMENTS FROM MANAGEMENT:

“We were pleased that we were able to raise home prices, grow revenues and increase our gross margin during the third quarter of fiscal 2013,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Our emphasis on raising home prices combined with concerns over rising mortgage rates and weakened consumer confidence dampened our home sales during July and August of 2013. We believe we are in a period where consumers are adjusting to current home prices and mortgage rates and remain confident that the combination of pent-up housing demand and the positive long-term demographic trends for housing will drive increased demand for new homes going forward. We continue to project profitability for the full fiscal 2013 year and strong results for our fourth quarter, excluding any expenses related to early retirement of debt,” concluded Mr. Hovnanian.

“We ended the third quarter of fiscal 2013 with $227 million of homebuilding cash,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “During the third quarter, we increased our liquidity beyond the cash we have on hand with the addition of a $75 million revolving credit facility, providing us with increased financial flexibility. This additional liquidity will allow us to invest in even more new land parcels and increase further our participation in the housing industry’s recovery,” concluded Mr. Sorsby.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2013 third quarter financial results conference call at 11:00 a.m. E.T. on Monday, September 9, 2013. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2012 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2013
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Total Revenues	$478,357	$387,011	$1,259,566	$998,309
Costs and Expenses (a)	471,659	395,910	1,278,051	1,075,640
Gain on Extinguishment of Debt	-	6,230	-	57,966
Income from Unconsolidated Joint Ventures	3,690	852	6,806	2,324
Income (Loss) Before Income Taxes	10,388	(1,817)	(11,679)	(17,041)
Income Tax Provision (Benefit)	1,922	(36,493)	(10,155)	(35,254)
Net Income (Loss)	$8,466	$34,676	$(1,524)	$18,213

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.06	$0.25	$(0.01)	$0.15
Weighted Average Number of Common Shares Outstanding (b)	146,056	138,472	144,840	121,357
Assuming Dilution:
Income (Loss) Per Common Share	$0.06	$0.25	$(0.01)	$0.15
Weighted Average Number of Common Shares Outstanding (b)	162,823	138,552	144,840	121,380

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2013
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and
Gain on Extinguishment of Debt to Income (Loss) Before Income Taxes
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$10,388	$(1,817)	$(11,679)	$(17,041)
Inventory Impairment Loss and Land Option Write-Offs	623	689	3,479	7,230
Expenses Associated with the Debt Exchange Offer	-	-	-	4,683
Gain on Extinguishment of Debt	-	(6,230)	-	(57,966)
Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt (a)	$11,011	$(7,358)	$(8,200)	$(63,094)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2013
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Sale of Homes	$462,376	$371,481	$1,206,233	$936,305
Cost of Sales, Excluding Interest (a)	368,617	303,760	978,309	772,368
Homebuilding Gross Margin, Excluding Interest	93,759	67,721	227,924	163,937
Homebuilding Cost of Sales Interest	13,702	14,178	35,089	34,829
Homebuilding Gross Margin, Including Interest	$80,057	$53,543	$192,835	$129,108

Gross Margin Percentage, Excluding Interest	20.3%	18.2%	18.9%	17.5%
Gross Margin Percentage, Including Interest	17.3%	14.4%	16.0%	13.8%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Land Sales	$1,940	$1,823	$15,218	$28,737
Cost of Sales, Excluding Interest (a)	1,847	1,418	14,053	21,800
Land Sales Gross Margin, Excluding Interest	93	405	1,165	6,937
Land Sales Interest	55	120	222	5,262
Land Sales Gross Margin, Including Interest	$38	$285	$943	$1,675

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2013
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net Income (Loss)	$8,466	$34,676	$(1,524)	$18,213
Income Tax Provision (Benefit)	1,922	(36,493)	(10,155)	(35,254)
Interest Expense	35,706	38,888	103,892	112,732
EBIT (a)	46,094	37,071	92,213	95,691
Depreciation	938	1,494	3,782	4,711
Amortization of Debt Costs	907	912	2,718	2,808
EBITDA (b)	47,939	39,477	98,713	103,210
Inventory Impairment Loss and Land Option Write-offs	623	689	3,479	7,230
Expenses Associated with Debt Exchange Offer	-	-	-	4,683
Gain on Extinguishment of Debt	-	(6,230)	-	(57,966)
Adjusted EBITDA (c)	$48,562	$33,936	$102,192	$57,157

Interest Incurred	$33,195	$39,477	$97,813	$110,315

Adjusted EBITDA to Interest Incurred	1.46	0.86	1.04	0.52

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2013
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$112,488	$118,435	$116,056	$121,441
Plus Interest Incurred	33,195	39,477	97,813	110,315
Less Interest Expensed	35,706	38,888	103,892	112,732
Interest Capitalized at End of Period (a)	$109,977	$119,024	$109,977	$119,024

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2013	October 31, 2012
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$221,500	$258,323
Restricted cash and cash equivalents	11,085	41,732
Inventories:
Sold and unsold homes and lots under development	755,496	671,851
Land and land options held for future development or sale	252,847	218,996
Consolidated inventory not owned	109,665	90,619
Total inventories	1,118,008	981,466
Investments in and advances to unconsolidated joint ventures	54,346	61,083
Receivables, deposits, and notes – net	47,542	61,794
Property, plant, and equipment – net	46,906	48,524
Prepaid expenses and other assets	59,981	66,694
Total homebuilding	1,559,368	1,519,616

Financial services:
Cash	5,758	14,909
Restricted cash and cash equivalents	12,935	22,470
Mortgage loans held for sale at fair value	84,026	117,024
Other assets	2,039	10,231
Total financial services	104,758	164,634
Total assets	$1,664,126	$1,684,250

(1)	Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	July 31, 2013	October 31, 2012
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$55,286	$38,302
Accounts payable and other liabilities	289,496	296,510
Customers’ deposits	37,922	23,846
Nonrecourse mortgages secured by operating properties	18,000	18,775
Liabilities from inventory not owned	94,484	77,791
Total homebuilding	495,188	455,224

Financial services:
Accounts payable and other liabilities	23,690	37,609
Mortgage warehouse lines of credit	57,452	107,485
Total financial services	81,142	145,094

Notes payable:
Senior secured notes	978,295	977,369
Senior notes	459,145	458,736
Senior amortizing notes	20,857	23,149
Senior exchangeable notes	65,772	76,851
TEU senior subordinated amortizing notes	3,181	6,091
Accrued interest	25,002	20,199
Total notes payable	1,552,252	1,562,395
Income taxes payable	2,748	6,882
Total liabilities	2,131,330	2,169,595

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at July 31, 2013 and at October 31, 2012	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 136,305,223 shares at July 31, 2013 and 130,055,304 shares at October 31, 2012 (including 11,760,763 shares at July 31, 2013 and October 31, 2012 held in Treasury)	1,363	1,300
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,348,615 shares at July 31, 2013 and 15,350,101 shares at October 31, 2012 (including 691,748 shares at July 31, 2013 and October 31, 2012 held in Treasury)	153	154
Paid in capital - common stock	688,145	668,735
Accumulated deficit	(1,177,227)	(1,175,703)
Treasury stock - at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(467,627)	(485,575)
Noncontrolling interest in consolidated joint ventures	423	230
Total equity deficit	(467,204)	(485,345)
Total liabilities and equity	$1,664,126	$1,684,250

(1) Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues:
Homebuilding:
Sale of homes	$462,376	$371,481	$1,206,233	$936,305
Land sales and other revenues	3,103	4,743	18,114	36,014
Total homebuilding	465,479	376,224	1,224,347	972,319
Financial services	12,878	10,787	35,219	25,990
Total revenues	478,357	387,011	1,259,566	998,309

Expenses:
Homebuilding:
Cost of sales, excluding interest	370,464	305,178	992,362	794,168
Cost of sales interest	13,757	14,298	35,311	40,091
Inventory impairment loss and land option write-offs	623	689	3,479	7,230
Total cost of sales	384,844	320,165	1,031,152	841,489
Selling, general and administrative	42,331	36,230	116,904	104,609
Total homebuilding expenses	427,175	356,395	1,148,056	946,098

Financial services	6,640	6,111	21,205	16,651
Corporate general and administrative	14,056	11,913	40,284	36,961
Other interest	21,949	24,590	68,581	72,641
Other operations	1,839	(3,099)	(75)	3,289
Total expenses	471,659	395,910	1,278,051	1,075,640
Gain on extinguishment of debt	-	6,230	-	57,966
Income from unconsolidated joint ventures	3,690	852	6,806	2,324
Income (loss) before income taxes	10,388	(1,817)	(11,679)	(17,041)
State and federal income tax provision (benefit):
State	1,922	(36,563)	(277)	(35,461)
Federal	-	70	(9,878)	207
Total income taxes	1,922	(36,493)	(10,155)	(35,254)
Net income (loss)	$8,466	$34,676	$(1,524)	$18,213

Per share data:
Basic:
Income (loss) per common share	$0.06	$0.25	$(0.01)	$0.15
Weighted-average number of common shares outstanding	146,056	138,472	144,840	121,357
Assuming dilution:
Income (loss) per common share	$0.06	$0.25	$(0.01)	$0.15
Weighted-average number of common shares outstanding	162,823	138,552	144,840	121,380

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)					Communities Under Development
(UNAUDITED)					Three Months - July 31, 2013
		Net Contracts (1) Three Months Ended Jul 31,			Deliveries Three Months Ended Jul 31,			Contract Backlog Jul 31,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	148	160	(7.5)%	186	206	(9.7)%	326	322	1.2%
(NJ, PA)	Dollars	$74,012	$82,295	(10.1)%	$91,663	$104,403	(12.2)%	$160,826	$155,056	3.7%
	Avg. Price	$500,083	$514,341	(2.8)%	$492,813	$506,811	(2.8)%	$493,331	$481,540	2.4%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	194	189	2.6%	256	223	14.8%	419	438	(4.3)%
(DE, MD, VA, WV)	Dollars	$96,977	$82,805	17.1%	$119,698	$92,484	29.4%	$209,207	$189,875	10.2%
	Avg. Price	$499,881	$438,124	14.1%	$467,569	$414,726	12.7%	$499,300	$433,505	15.2%
Midwest
(includes unconsolidated joint ventures)	Home	258	208	24.0%	184	160	15.0%	691	538	28.4%
(IL, MN, OH)	Dollars	$64,484	$53,425	20.7%	$46,329	$36,688	26.3%	$168,220	$123,274	36.5%
	Avg. Price	$249,936	$256,853	(2.7)%	$251,785	$229,300	9.8%	$243,444	$229,133	6.2%
Southeast
(includes unconsolidated joint ventures)	Home	217	175	24.0%	153	121	26.4%	436	310	40.6%
(FL, GA, NC, SC)	Dollars	$68,528	$45,783	49.7%	$43,310	$30,305	42.9%	$132,383	$80,384	64.7%
	Avg. Price	$315,799	$261,615	20.7%	$283,075	$250,455	13.0%	$303,631	$259,304	17.1%
Southwest
(includes unconsolidated joint ventures)	Home	663	614	8.0%	606	529	14.6%	882	635	38.9%
(AZ, TX)	Dollars	$195,403	$166,120	17.6%	$181,593	$139,407	30.3%	$287,719	$180,660	59.3%
	Avg. Price	$294,726	$270,553	8.9%	$299,658	$263,529	13.7%	$326,212	$284,505	14.7%
West
(includes unconsolidated joint ventures)	Home	88	195	(54.9)%	117	148	(20.9)%	139	209	(33.5)%
(CA)	Dollars	$47,470	$76,522	(38.0)%	$56,474	$57,498	(1.8)%	$74,004	$84,677	(12.6)%
	Avg. Price	$539,432	$392,421	37.5%	$482,685	$388,500	24.2%	$532,405	$405,150	31.4%
Grand Total
	Home	1,568	1,541	1.8%	1,502	1,387	8.3%	2,893	2,452	18.0%
	Dollars	$546,874	$506,950	7.9%	$539,067	$460,785	17.0%	$1,032,359	$813,926	26.8%
	Avg. Price	$348,772	$328,974	6.0%	$358,899	$332,217	8.0%	$356,847	$331,944	7.5%
Consolidated Total
	Home	1,448	1,382	4.8%	1,341	1,212	10.6%	2,569	2,132	20.5%
	Dollars	$494,594	$423,396	16.8%	$462,376	$371,481	24.5%	$897,186	$674,159	33.1%
	Avg. Price	$341,571	$306,365	11.5%	$344,800	$306,502	12.5%	$349,236	$316,210	10.4%
Unconsolidated Joint Ventures
	Home	120	159	(24.5)%	161	175	(8.0)%	324	320	1.3%
	Dollars	$52,280	$83,554	(37.4)%	$76,691	$89,304	(14.1)%	$135,173	$139,767	(3.3)%
	Avg. Price	$435,667	$525,494	(17.1)%	$476,339	$510,309	(6.7)%	$417,201	$436,770	(4.5)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)					Communities Under Development
(UNAUDITED)					Nine Months - July 31, 2013
		Net Contracts (1) Nine Months Ended Jul 31,			Deliveries Nine Months Ended Jul 31,			Contract Backlog Jul 31,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated joint ventures)	Home	497	472	5.3%	465	516	(9.9)%	326	322	1.2%
(NJ, PA)	Dollars	$254,210	$239,378	6.2%	$234,338	$255,705	(8.4)%	$160,826	$155,056	3.7%
	Avg. Price	$511,490	$507,157	0.9%	$503,953	$495,552	1.7%	$493,331	$481,540	2.4%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	699	625	11.8%	646	557	16.0%	419	438	(4.3)%
(DE, MD, VA, WV)	Dollars	$335,076	$263,575	27.1%	$289,068	$227,540	27.0%	$209,207	$189,875	10.2%
	Avg. Price	$479,365	$421,720	13.7%	$447,474	$408,508	9.5%	$499,300	$433,505	15.2%
Midwest
(includes unconsolidated joint ventures)	Home	730	638	14.4%	538	400	34.5%	691	538	28.4%
(IL, MN, OH)	Dollars	$186,336	$148,245	25.7%	$134,034	$92,140	45.5%	$168,220	$123,274	36.5%
	Avg. Price	$255,254	$232,360	9.9%	$249,134	$230,350	8.2%	$243,444	$229,133	6.2%
Southeast
(includes unconsolidated joint ventures)	Home	590	484	21.9%	437	342	27.8%	436	310	40.6%
(FL, GA, NC, SC)	Dollars	$175,073	$122,269	43.2%	$122,030	$85,326	43.0%	$132,383	$80,384	64.7%
	Avg. Price	$296,733	$252,622	17.5%	$279,245	$249,491	11.9%	$303,631	$259,304	17.1%
Southwest
(includes unconsolidated joint ventures)	Home	2,001	1,667	20.0%	1,625	1,363	19.2%	882	635	38.9%
(AZ, TX)	Dollars	$590,189	$436,508	35.2%	$463,309	$344,844	34.4%	$287,719	$180,660	59.3%
	Avg. Price	$294,947	$261,852	12.6%	$285,113	$253,004	12.7%	$326,212	$284,505	14.7%
West
(includes unconsolidated joint ventures)	Home	345	509	(32.2)%	403	428	(5.8)%	139	209	(33.5)%
(CA)	Dollars	$165,289	$192,723	(14.2)%	$173,258	$149,520	15.9%	$74,004	$84,677	(12.6)%
	Avg. Price	$479,099	$378,630	26.5%	$429,921	$349,346	23.1%	$532,405	$405,150	31.4%
Grand Total
	Home	4,862	4,395	10.6%	4,114	3,606	14.1%	2,893	2,452	18.0%
	Dollars	$1,706,173	$1,402,698	21.6%	$1,416,037	$1,155,075	22.6%	$1,032,359	$813,926	26.8%
	Avg. Price	$350,920	$319,158	10.0%	$344,200	$320,320	7.5%	$356,847	$331,944	7.5%
Consolidated Total
	Home	4,338	3,848	12.7%	3,658	3,144	16.3%	2,569	2,132	20.5%
	Dollars	$1,471,102	$1,138,104	29.3%	$1,206,233	$936,305	28.8%	$897,186	$674,159	33.1%
	Avg. Price	$339,120	$295,765	14.7%	$329,752	$297,807	10.7%	$349,236	$316,210	10.4%
Unconsolidated Joint Ventures
	Home	524	547	(4.2)%	456	462	(1.3)%	324	320	1.3%
	Dollars	$235,071	$264,594	(11.2)%	$209,804	$218,770	(4.1)%	$135,173	$139,767	(3.3)%
	Avg. Price	$448,607	$483,718	(7.3)%	$460,095	$473,528	(2.8)%	$417,201	$436,770	(4.5)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.